As filed with the Securities and Exchange Commission on November 2, 2006.

Registration No. 333-84048

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-1943604
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

(Address, Including Zip Code, of Principal Executive Offices)

MICHAELS STORES, INC.

2001 GENERAL STOCK OPTION PLAN

(Full Title of Plan)

Jeffrey N. Boyer

President and Chief Financial Officer

Michaels Stores, Inc.

8000 Bent Branch Drive

Irving, Texas 75063

(972) 409-1300

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With copies to:

Mark V. Beasley, Esq.	Robert L. Estep, Esq.
Michaels Stores, Inc. 8000 Bent Branch Drive Irving, Texas 75063 (972) 409-1300	Jones Day 2727 North Harwood Street Dallas, Texas 75201 (214) 220-3939

DEREGISTRATION OF SECURITIES

On March 8, 2002, Michaels Stores, Inc. (the “Company”) filed a registration statement on Form S-8, Registration Number 333-84048 (this “Registration Statement”), with respect to 35,000 shares of the Company’s common stock, par value $.10 per share (the “Common Stock”), relating to the Company’s 2001 General Stock Option Plan.

On June 30, 2006, Bain Paste Mergerco, Inc., a Delaware corporation, Blackstone Paste Mergerco, Inc., a Delaware corporation (together with Bain Paste Mergerco, Inc., the “Mergercos”), Bain Paste Finco, LLC, a Delaware limited liability company, and Blackstone Paste Finco, LLC, a Delaware limited liability company (together with Bain Paste Finco, LLC, the “Fincos”) (the Mergercos and the Fincos, collectively, the “Sponsor Entities”), all entities formed by private equity funds sponsored by Bain Capital Partners, LLC and The Blackstone Group, entered into an agreement and plan of merger with the Company, pursuant to which the Mergercos will merge with and into the Company (the “Merger”).  On October 31, 2006, the effective date of the Merger, each share of Common Stock outstanding immediately prior to the Merger (other than shares held in treasury, shares held by the Sponsor Entities, shares as to which a stockholder has properly exercised appraisal rights, and shares related to rollover equity) will be cancelled and converted into the right to receive $44.00 in cash.

In connection with the closing of the Merger, the Company has terminated all offerings of Common Stock pursuant to its existing registration statements, including this Registration Statement.  The Company hereby removes from registration all shares of the Common Stock registered under this Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Form S-8 is filed with the Securities and Exchange Commission.

Item 8.  Exhibits.

The following document is filed as an exhibit to this Registration Statement:

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 30th day of October, 2006.

MICHAELS STORES, INC.

By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities indicated on October 30, 2006.

Signature	Title

*	Chairman of the Board of Directors
Charles J. Wyly, Jr.

*	Vice Chairman of the Board of Directors
Sam Wyly

/s/ Jeffrey N. Boyer	President and Chief Financial Officer
Jeffrey N. Boyer	(Co-Principal Executive Officer and Principal Financial and Accounting Officer)

*	President and Chief Operating Officer
Gregory A. Sandfort	(Co-Principal Executive Officer)

*	Director
Richard E. Hanlon

*	Director
Richard C. Marcus

*	Director
Liz Minyard

*	Director
Cece Smith

The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Form S-8 on behalf of the above-named officers and directors of Michaels Stores, Inc. on this 30th day of October, 2006, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to Form S-8.

*By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney

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